DECLARATION OF ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS AND TO BRINER GROUP HOLDINGS INC AND GLOBAL DEVELOPMENT INC.

THAT, Briner Group Holdings Inc., being owners ( “Owners”) of the following assets (the “Assets”) issued as follows:

Asset Registered Name	Issue Date	Principal Amount
Bio Life Remedies	Aug. 28, 1995	$25,000
440944 BC Ltd.	Aug. 28, 1995	$25,000
Terry Phelps	Aug. 28, 1995	$25,000

do hereby declare to the foregoing persons, and on which declaration the forgoing and any subsequent assignee of the Assets, may rely, that the Owners, for adequate consideration have assigned absolutely and free and clear of any encumbrances or claims all interest in the above mentioned Assets to Global Development Inc., which has full and absolute right to deal with the Assets in all respects as owner and sole possessor of all title without further reference or accountability to the Owners.

IN WITNESS WHEREOF, the Owners have executed effective the 1st day of december, 1999.

BRINER GROUP HOLDINGS INC.

Per:____________________________
Authorized Signatory